                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                            [Amendment No.   ]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                             CSS INDUSTRIES, INC
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                          STEPHEN V. DUBIN, Secretary
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                             CSS INDUSTRIES, INC.

                              1845 Walnut Street
                       Philadelphia, Pennsylvania 19103

                                    ------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                    ------

   The 1996 Annual Meeting of Stockholders of CSS Industries, Inc. (the "Company") will be held at The Locust Club of Philadelphia, 1614 Locust Street, Philadelphia, PA 19103 on Tuesday, May 7, 1996, at 11 o'clock a.m. local time, for the following purposes:

       1. To elect a board of eleven directors;

       2. To consider approval of the 1995 Stock Option Plan for Non-Employee Directors;

       3. To consider approval of an amendment to the 1994 Equity Compensation Plan; and

       4. To transact such other business as may properly come before the meeting and at any adjournments thereof.

   The board of directors has fixed March 11, 1996 as the record date for the meeting. Accordingly, only stockholders of record at the close of business on such date will be entitled to notice of the meeting and to vote at the meeting and any adjournments thereof. A list of the stockholders of the Company entitled to vote at the meeting will be available for inspection at the Company's offices during normal business hours by any stockholder for the ten days prior to the meeting.

                                          By order of the board of directors,



                                          STEPHEN V. DUBIN
                                          Secretary

Philadelphia, Pennsylvania
March 28, 1996

Regardless of whether or not you plan to attend the meeting, you are urged to complete, sign and return the enclosed proxy in the envelope provided.

                             CSS INDUSTRIES, INC.
                              1845 Walnut Street
                       Philadelphia, Pennsylvania 19103

                                    ------

                               PROXY STATEMENT
                     1996 Annual Meeting of Stockholders

                                    ------

   This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of CSS Industries, Inc. ("CSS" or the "Company") for use at the 1996 annual meeting of stockholders of the Company (the "Meeting") to be held at The Locust Club of Philadelphia, 1614 Locust Street, Philadelphia, Pennsylvania 19103 on Tuesday, May 7, 1996, at 11:00 a.m. local time, and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is March 28, 1996.

   The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers, directors or employees of the Company or its subsidiaries who will not be specially compensated for such services. Arrangements will also be made with banks, brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in that regard.

   Arthur Andersen LLP served as the Company's independent public accountants for 1995 and has been selected to serve as the Company's independent public accountants in 1996. The Company has requested that a representative of Arthur Andersen LLP attend the Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholders' questions.

                            VOTING AT THE MEETING

   Stockholders of record at the close of business on March 11, 1996 are entitled to vote at the Meeting. As of that date, there were outstanding 10,714,016 shares of common stock, par value $.10 per share ("Common Stock"), of the Company. Each share of Common Stock is entitled to one vote on all matters.

   The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the Meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote at the Meeting is required to approve the adoption of the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Directors' Plan") and to approve the adoption of an amendment to the 1994 Equity Compensation Plan (the "1994 Plan") or to take action with respect to any other matter that may properly be brought before the Meeting. Shares cannot be voted at the Meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the Meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the Meeting in accordance with each stockholder's direction. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the board of directors. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

   With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposals to approve the adoption of the 1995 Directors' Plan and to approve the adoption of an amendment to the 1994 Plan (but not for the election of directors). Abstentions will be considered present and entitled to vote at the Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposals to approve the adoption of the 1995 Directors' Plan and to approve the adoption of an amendment to the 1994 Plan will have the effect of a negative vote because these proposals require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors but not with respect to the proposals to approve the adoption of the 1995 Directors' Plan and to approve the adoption of an amendment to the 1994 Plan. A failure by brokers to vote those shares will have no effect on the outcome of the proposals to approve the adoption of the 1995 Directors' Plan and to approve the adoption of an amendment to the 1994 Plan because such shares will not be considered shares present and entitled to vote with respect to such matters.

   Proxies may be revoked at any time prior to the time that the vote is taken at the Meeting. Proxies may be revoked by filing with the Secretary of the Company a written revocation or another form of proxy bearing a date later than the date of the proxy previously furnished. A proxy may also be revoked by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

   Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy whether or not you plan to attend the Meeting.

                            CSS SECURITY OWNERSHIP

   The following table sets forth certain information (as of March 11, 1996, except as otherwise noted), with respect to shares of Common Stock beneficially owned by owners of more than five percent of the outstanding Common Stock, by all current directors, by the executive officers of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and by all current directors and executive officers of the Company as a group.

                                                                        Number
                                                                       of Shares
                                                                     Beneficially         Percent of
                        Beneficial Owner                              Owned(1)             Class(2)
                        ----------------                           -----------------      ------------
Fenimore Asset Management, Inc.  ...............................         656,775(3)           6.1%
Nicholas Company, Inc.  ........................................         601,700(4)           5.7%
T. Rowe Price Associates, Inc.  ................................         561,000(5)           5.1%
James G. Baxter  ...............................................         213,271(6)           2.0%
Willard M. Bright  .............................................          10,400(7)              *
James H. Bromley  ..............................................         543,898(8)           5.1%
John R. Bunting, Jr.  ..........................................          11,200(9)              *
Stephen V. Dubin  ..............................................         323,823(10)          3.0%
Jack Farber  ...................................................       3,164,480(11)         29.5%
Richard G. Gilmore  ............................................          12,000(12)             *
Leonard E. Grossman  ...........................................         225,282(13)          2.1%
James E. Ksansnak  .............................................          11,200(12)             *
Michael L. Sanyour  ............................................          10,077(12)             *
William C. Warren  .............................................          44,000(12)             *
Richard D. Barton  .............................................          11,803(14)             *
John A. Pinti  .................................................          15,000(15)             *
All current directors and executive officers of the Company as
  a group 15 persons, including the individuals named above) ...       4,635,346(11)(16)     43.3%

------
 (1) In accordance with Securities and Exchange Commission regulations, the table lists all shares as to which such persons have or share the power to vote or to direct disposition. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent exercisable at March 11, 1996 or within 60 days thereafter. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

 (2) Percentage calculated with reference to an aggregate of 10,714,016 shares of Common Stock outstanding at March 11, 1996. Percentages of less than 1% have not been indicated.

 (3) This information is as of December 31, 1995 and is based upon Schedule 13G, dated January 31, 1996, filed with the Securities and Exchange Commission by Fenimore Asset Management, Inc., which is located at 118
     N. Grand Street, Box 310, Cobleskill, NY 12043.

 (4) This information is as of December 31, 1995 and is based upon Schedule 13G, dated January 26, 1996, filed with the Securities and Exchange Commission by Nicholas Company, Inc., Nicholas Fund, Inc. and Albert O. Nicholas. These filers are located at 700 North Water Street, Milwaukee, WI 53202.

 (5) This information is as of December 31, 1995 and is based upon Amendment 3 to Schedule 13G, dated February 14, 1996, filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. ("Price Associates") which is located at 100 E. Pratt Street, Baltimore, MD 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (6) The shares shown in the table include options to purchase 67,500 shares of Common Stock granted under the CSS 1985 Incentive Stock Option Plan, as amended (the "1985 Plan") and options to purchase 8,750 shares of Common Stock granted under the 1994 Plan.

 (7) The shares shown in the table include options to purchase 8,000 shares of Common Stock granted under the CSS 1991 Stock Option Plan for Non-Employee Directors (the "1991 Plan").

 (8) The shares shown in the table include options to purchase 23,500 shares of Common Stock granted under the 1985 Plan and options to purchase 3,750 shares of Common Stock under the 1994 Plan. At March 11, 1996, Mr. Bromley also owned 35,000 shares of Class B common stock of Rapidforms, Inc. ("Rapidforms"), a subsidiary of the Company, which shares represent 50% of such class of stock, 4% of the overall capital stock and 1% of the aggregate voting rights in the election of directors of such subsidiary.

 (9) The shares shown in the table include options to purchase 9,000 shares of Common Stock granted under the 1991 Plan. Mr. Bunting shares the power to vote and to direct disposition of 400 shares included in this table.

(10) The shares shown in the table include options to purchase 67,500 shares of Common Stock granted under the 1985 Plan and options to purchase 6,250 shares of Common Stock granted under the 1994 Plan.

(11) The shares shown in the table do not include 74,028 shares held by Mr. Farber's wife, as to which Mr. Farber disclaims beneficial ownership. In addition to the shares of the Company's capital stock directly owned by Mr. Farber and his wife, the Farber Foundation, Inc., a charitable foundation in which Mr. Farber and certain officers and directors of the Company are officers and directors (the "Farber Foundation") and the Farber Family Foundation, Inc., a charitable foundation in which Mr. Farber is an officer and director (the "Farber Family Foundation") own 142,784 and 234,000 shares of Common Stock, respectively. The beneficial ownership of shares by Mr. Farber shown in the table does not include shares of Common Stock held by the Farber Foundation or Farber Family Foundation, as to which Mr. Farber and the directors and officers of the Company who are members, directors or officers of the foundations disclaim beneficial ownership.

(12) The shares shown in the table include options to purchase 10,000 shares of Common Stock granted under the 1991 Plan.

(13) The table does not include 6,000 shares of Common Stock held by Mr. Grossman's wife, as to which Mr. Grossman disclaims beneficial ownership. The shares shown in the table include options to purchase 10,000 shares of Common Stock granted under the 1991 Plan.

(14) The shares shown in the table include options to purchase 11,250 shares of Common Stock granted under the 1994 Plan.

(15) The shares shown in the table include options to purchase 10,000 shares of Common Stock granted under the 1985 Plan and options to purchase 5,000 shares of Common Stock granted under the 1994 Plan.

(16) The table reflects beneficial ownership of a total of 293,500 shares of Common Stock pursuant to stock options granted under the 1985 Plan, the 1994 Plan and the 1991 Plan.

                            ELECTION OF DIRECTORS

   The Company's board of directors currently has eleven members. Directors are to be elected by a plurality of the votes cast to hold office for a term of one year and until the election and qualification of their respective successors. The board of directors has nominated for election as directors the persons whose names are listed below, all of whom are presently directors of the Company with terms expiring in 1996. All nominees have consented to be named and to serve if elected. Except as indicated below, the board of directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board of directors may decide to reduce the number of directors.

   The board of directors recommends a vote FOR the election of all nominees.

   The following paragraphs set forth certain information regarding each of the eleven nominees for directors, the positions and offices with the Company or its subsidiaries held by each, the year he was first elected a director of the Company, a brief account of his principal occupations during not less than the past five years, certain directorships held by him, and his age.

 James G. Baxter  ........ Mr. Baxter has been President -- Consumer Products Group of the Company since
                           November 1995 and Chief Financial Officer of the Company since 1986. From 1986 to November 1995 he also served as Vice President -- Finance of the Company.
                           Mr. Baxter has been a director of the Company since November 1995. Age: 48.

Willard M. Bright  ......  Mr. Bright has been Chairman of ZOLL Medical Corporation, a health care product company, since 1983. He is also a director of Macrochem Corporation.
                           He has been a director of the Company since 1976. Age: 82.

James H. Bromley  .......  Mr. Bromley has been President of Rapidforms, a subsidiary of the Company, since 1979 and its Chief Executive Officer since 1987. He has been a director of the Company since 1989. Age: 57.

John R. Bunting, Jr.  ...  Mr. Bunting has been Chairman of Bunting-Rubinsohn Associates, Inc./John R.
                           Bunting, Inc., financial management consultants, since 1980. He has also been
                           Chairman of B.R. Parking Corp. since 1982. He has been a director of the
                           Company since 1966. Age: 70.

Stephen V. Dubin  .......  Mr. Dubin has been Vice President, Secretary and General Counsel of the
                           Company since 1978. He has been a director of the Company since November 1995.
                           Age: 57.

Jack Farber  ............  Mr. Farber has been Chairman, President and Chief Executive Officer of the
                           Company since 1979. He is also a director of Hunt Manufacturing Company and
                           Pennsylvania Real Estate Investment Trust. Mr. Farber has been a director of the Company since 1978. Age: 62.

Richard G. Gilmore  .....  Mr. Gilmore has been an independent consultant since 1991. He was Senior Vice
                           President and Chief Financial Officer of Philadelphia Electric Company from
                           1986 to 1991. He is also a director of Philadelphia Electric Company and seventeen mutual funds sponsored by Legg Mason Wood Walker, Inc. and subsidiaries. Mr. Gilmore has been a director of the Company since 1984. Age:
                           68.

Leonard E. Grossman  ....  Mr. Grossman has been a private investor since 1989. He was Chairman and Chief
                           Executive Officer of TAB Electric Supply Co., Inc., an electrical equipment and supplies distributer from 1984 to 1989. Mr. Grossman has been a director of the Company since 1982. Age: 61.

James E. Ksansnak  ......  Mr. Ksansnak has been Chief Financial Officer of ARAMARK Corporation, a service management company, since 1987. He has been an Executive Vice
                           President of ARAMARK Corporation since 1991 and was a Senior Vice President of
                           ARAMARK Corporation from 1986 to 1991. He is also a director of Advanta Corp.
                           and Roy F. Weston, Inc. Mr. Ksansnak has been a director of the Company since
                           1988. Age: 56.

Michael L. Sanyour  .....  Mr. Sanyour has been a Principal of CMS Companies, a financial services and insurance concern, since 1987. He has been a director of the Company since
                           1980. Age: 65.

William C. Warren  ......  Mr. Warren is Dean Emeritus and Kent Professor of Law Emeritus of Columbia
                           University Law School. He is Counsel to Roberts & Holland, a law firm. He is also a director of Barnwell Industries, Inc. and Sterling Bancorp. Mr. Warren
                           has been a director of the Company since 1973. Age: 87.

GENERAL INFORMATION REGARDING THE CSS BOARD OF DIRECTORS AND ITS COMMITTEES.

   The board of directors of the Company held six meetings in 1995. In November 1995, the board of directors of the Company voted to increase the size of the board from nine to eleven directors and elected Mr. Baxter and Mr. Dubin to fill the two newly created vacancies. The by-laws of the Company provide that the board of directors, by resolution adopted by a majority of the entire board, may designate an Executive Committee and other committees, each of which shall consist of three or more directors. The board of directors annually elects from its members the Executive, Audit and Human Resources Committees. The Company has no nominating committee. Each director attended at least 75% of the total number of meetings of the board of directors and committees of the board of directors on which he served.

   The Executive Committee is composed of Messrs. Farber, Bunting and Sanyour. The Executive Committee may exercise all of the authority of the board of directors in the business and affairs of the Company with certain exceptions. The Executive Committee is intended to serve in the event that action must be taken by the board of directors at a time when convening a meeting of the entire board is not feasible. The Executive Committee held one meeting and acted once by unanimous consent in 1995.

   The Audit Committee of the board of directors, which consists of Messrs. Bunting, Gilmore, Grossman and Ksansnak, held two meetings during 1995. It meets with the Company's independent accountants to review the scope of audit procedures, the Company's accounting procedures and controls, and any non-audit engagement.

   The Human Resources Committee (the "H.R. Committee"), which performs functions that include those normally performed by a compensation committee, and which consists of Messrs. Bright, Ksansnak and Warren, held three meetings and acted six times by unanimous consent in 1995. No member of the H.R. Committee is a former or current officer or employee of the Company or any of its subsidiaries. The H.R. Committee is responsible for developing and administering the Company's executive compensation policies, plans and programs. In addition, the H.R. Committee (1) determines on an annual basis the compensation to be paid to the Chairman, President and Chief Executive Officer of the Company, (2) determines the appropriate level of compensation for the Company's corporate level executive officers and certain other senior corporate level management personnel following receipt of the recommendations of the Chairman, President and Chief Executive Officer of the Company, (3) reviews decisions by the executive committee or executive compensation committee of the boards of directors of the Company's principal operating subsidiaries as to the compensation of the chief executive officers of such subsidiaries, and (4) makes grants and has general administrative authority under the 1994 Plan.

   Each director of the Company who is not a full time employee of the Company or its subsidiaries receives a fee of $12,000 per annum, plus $750 for attendance at each meeting of the board or its committees or for each consultation with management, and, subject to stockholder approval, will be entitled to participate in the 1995 Directors' Plan. The 1995 Directors' Plan succeeds the 1991 Plan and provides for the automatic annual grant of nonqualified stock options to purchase 4,000 shares of Common Stock to each of the non- employee directors of the Company as of the last business day of November in each year, covering 1996 through 2000. See "Approval of the 1995 Stock Option Plan for Non-Employee Directors" for a description of the 1995 Directors' Plan. In accordance with the terms of the 1991 Plan, each of the non-employee directors of CSS received an automatic grant of additional options to purchase 4,000 shares of Common Stock on November 30, 1995 at an exercise price of $21.00 per share.

      APPROVAL OF THE 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

THE PROPOSAL

   At the Meeting, there will be presented to the stockholders a proposal to approve the adoption of the CSS Industries, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "1995 Directors' Plan"). The 1995 Directors' Plan was adopted by the board of directors on November 14, 1995, as modified on January 23, 1996, subject to stockholder approval, and will terminate on December 31, 2000. The board of directors adopted the 1995 Directors' Plan as a replacement for the Company's 1991 Stock Option Plan for Non-Employee Directors which expired on December 31, 1995. The purpose of the 1995 Directors' Plan is to increase the ownership interest in the Company of the non-employee directors, individuals whose services are considered essential to the Company's continued progress, and to provide an additional incentive for these individuals to continue to serve as directors.

VOTE REQUIRED FOR APPROVAL

   Approval of the proposal to adopt the 1995 Directors' Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Meeting. Abstentions may be specified on the proposal and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Meeting with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the Meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal.

   The board of directors unanimously recommends a vote FOR the proposal.

DESCRIPTION OF THE 1995 DIRECTORS' PLAN

   General. The 1995 Directors' Plan authorizes up to 300,000 shares of Common Stock to be available for option grants. If and to the extent options granted under the 1995 Directors' Plan terminate, expire or are canceled without being exercised, the shares subject to such option or award again will be available for purposes of the 1995 Directors' Plan.

   Administration of the 1995 Directors' Plan. The 1995 Directors' Plan is to be administered by a committee (the "Committee") of the board of directors consisting of all of the directors who are not eligible to participate in the 1995 Directors' Plan. The Committee is authorized to interpret the 1995

Directors' Plan, and to establish, amend and rescind any rules and regulations relating to the 1995 Directors' Plan. The Committee does not have discretion, however, regarding the eligibility or selection of directors to receive options, the number of shares subject to such options, or the purchase price or the frequency of option grants. In addition, the Committee may not take any action to make any determination that would materially increase benefits accruing to participants under the 1995 Directors' Plan.

   Grants of Stock Options. Grants under the 1995 Directors' Plan consist of so called "non-qualified stock options" that are not intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

   Eligibility for Participation. Directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company ("Eligible Directors") are eligible to participate in the 1995 Directors' Plan. There are currently seven directors eligible to participate under the 1995 Directors' Plan. No options have been granted under the 1995 Directors' Plan. On November 30, 1996, subject to stockholder approval of the 1995 Directors' Plan, each Eligible Director will receive an option to purchase 4,000 shares on the terms described herein.

   Stock Options. The purchase price upon exercise of an option granted under the 1995 Directors' Plan shall be equal to the fair market value of the stock subject to the option on the date the option is granted. Fair market value is determined by the closing price of the Common Stock on the date of the option grant or, if not traded on such date, on the last day preceding the date of the option grant that the Common Stock was traded or, if the Common Stock is not listed on a national securities exchange or NASDAQ, the average of the closing bid and asked prices for the Common Stock on such date. The purchase price of the stock issued pursuant to the exercise of an option must be paid in full at the time of exercise. The purchase price may be paid (i) in cash or check, (ii) by delivering shares of Common Stock already owned by the holder and having a fair market value equal to the option price, or (iii) a combination of (i) and (ii).

   Options to purchase 4,000 shares of the Common Stock are granted automatically on the last day of November that the Common Stock is traded, in each year from 1996 through 2000. Such options are granted to each Eligible Director. Each option expires five years after the date the option is granted. Options may not be exercised at all during the first year after their grant; thereafter, options may be exercised in installments to the extent of 25% of the number of shares covered by the option during the second year and to the extent of an additional 25% of the number of shares covered by the option during each of the next three subsequent years. The installments are cumulative and exercisable during the remainder of the term of the option.

   Options granted under the 1995 Directors' Plan may be exercised during the lifetime of an optionee only by the optionee. Options which became exercisable prior to the termination of an optionee's service on the board of directors, other than by reason of death or commencement of employment with the Company, may be exercised up to three months after such termination (but not later than the termination date of the option), but only to the extent that they were exercisable upon termination. In the event of the death of an optionee, all then outstanding options will immediately vest and such optionee's legal representative shall have the right to exercise the optionee's options at any time within a period of six months following the date of death.

   In the event of any reclassification, recapitalization, stock split or other change in the corporate structure of the Company, which in the Committee's opinion materially affects the value of the Common Stock, adjustments may be made, if necessary, in the number and kind of shares issuable under the 1995 Directors' Plan or covered by the outstanding options and in the option price of the then outstanding options.

   An optionee may exercise an option upon payment of the option price. The optionee may pay the option price in cash, or by delivering shares of Common Stock already owned by the optionee and having a fair market value on the date of exercise equal to the option price or with a combination of cash and shares of Common Stock. The Committee reserves the right not to permit payment by delivering shares of Common Stock if it determines that it would not be in the best interest of the Company.

   Amendment and Termination of the 1995 Directors' Plan. The board of directors of the Company may amend or terminate the 1995 Directors' Plan at any time; provided, however, that no such amendment may adversely affect the rights of directors who hold outstanding options and provided further that any stockholder approval necessary or desirable to comply with Rule 16b-3 under the Exchange Act will be obtained. In addition, amendments to (i) the requirements for eligibility to participate in the 1995 Directors' Plan, and (ii) the terms of the grants under the 1995 Directors' Plan may not be made more than once every six months. The 1995 Directors' Plan will terminate on December 31, 2000 unless terminated earlier by the board of directors of the Company (although options granted under the 1995 Directors' Plan prior to its termination will remain outstanding until exercised or the end of the term of such options).

   Certain Corporate Changes. In the event of a disposition of all or substantially all of the assets of the Company, the dissolution of the Company, a business combination in which the Company is not the surviving entity or the making of a tender or exchange offer to purchase all or substantially all of the Common Stock, all outstanding options under the 1995 Directors' Plan shall become exercisable in full immediately prior to such event and such options shall be canceled by the Company, which shall then remit to each holder a cash payment equal to the difference between the then fair market value of all shares of Common Stock subject to the unexercised portion of such options less the aggregate exercise price of such unexercised options.

   Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to options granted under the 1995 Directors' Plan. Optionees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

   Options granted under the 1995 Directors' Plan are considered non-qualified stock options for Federal income tax purposes. Generally, the granting of a nonqualified stock option is not a taxable event. Upon the exercise of a non-qualified option, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares purchased over their option price, and the Company will be entitled to a deduction in an equal amount. Upon the sale of shares of Common Stock acquired by exercise of a non-qualified stock option, an optionee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the optionee's adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the optionee at the time of exercise of the option).

   Accounting Consequences. There is no charge to the income of the Company in connection with the grant or exercise of an option under the 1995 Directors' Plan. Earnings per share may be affected by the 1995 Directors' Plan by the effect on the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding shares of Common Stock. The earnings per share calculation reflects the potential dilutive effect, using the treasury stock method, assuming the exercise of outstanding stock options. At the time shares are actually issued as a result of the exercise of stock options, additional dilution of earnings per share could result.

   As noted above, pursuant to the terms of the 1995 Directors' Plan, subject to stockholder approval of the 1995 Directors' Plan, each director of the Company who is not employee of the Company or any subsidiary or affiliate of the Company will receive an automatic grant of an option to purchase 4,000 shares of the Common Stock on the last day of November that the Common Stock is traded, in each year from 1996 through 2000. The following table provides information relating to Grants that will be made to Eligible Directors on November 30, 1996 (it is assumed for these purposes that the seven directors currently eligible to participate under the 1995 Directors' Plan will be elected at the Meeting and will continue to be eligible to participate under the 1995 Directors' Plan on November 30, 1996).

                              NEW PLAN BENEFITS

    CSS Industries, Inc. 1995 Stock Option Plan for Non-Employee Directors

                                                   Number of Shares
           Name and Position                    Subject to Stock Options
           -----------------                    ------------------------
      Non-Executive Director Group                      28,000

           APPROVAL OF AMENDMENT TO THE 1994 EQUITY COMPENSATION PLAN

PROPOSAL

   At the Meeting, a proposal will be presented to the stockholders to approve the adoption of an amendment to the Company's 1994 Equity
Compensation Plan (the "1994 Plan"). On January 23, 1996 the Company's board of directors adopted, subject to approval by the Company's stockholders, an amendment to the 1994 Plan.

   Under the proposal, the primary changes to the 1994 Plan include: (i) the establishment of a maximum amount of shares of Common Stock that may be granted to any individual during the term of the 1994 Plan in an amount equal to 50% of the number of shares of Common Stock available for issuance under the 1994 Plan, (ii) the establishment of a requirement that the Committee appointed to administer the 1994 Plan be comprised solely of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) the authorization of the Committee, in its sole discretion, to accept a promissory note, payable by the grantee to the Company, as partial or full satisfaction of the option price for options granted after January 23, 1996 under the 1994 Plan.

   Section 162(m) of the Code, enacted in August 1993, disallows the Company a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Company has been advised that grants made under the 1994 Plan prior to the proposed amendment would not be qualified "performance-based compensation." The board of directors took action specified in clauses (i) and (ii) to satisfy the requirements of Code section 162(m); therefore, grants of stock options or stock appreciation rights thereunder will qualify as "performance-based compensation."

   The board of directors took action specified in clause (iii) above to provide an additional method by which grantees may satisfy payment of the option price, and to give the Committee the flexibility to accept a promissory note when the grantee does not have sufficient cash or stock available to satisfy the exercise price.

VOTE REQUIRED FOR APPROVAL

   Approval of the proposal to amend the 1994 Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Meeting. Abstentions may be specified on the proposal and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Meeting with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the Meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal.

   The board of directors unanimously recommends a vote FOR the proposal.

DESCRIPTION OF THE 1994 PLAN

   General. The 1994 Plan provides for the grant of stock options, stock appreciation rights ("SARs"), restricted stock grants or any combination thereof to officers and other employees of the Company and its subsidiaries at the discretion of the H.R. Committee. Employees will be designated from time to time by the H.R. Committee for grants under the 1994 Plan based upon their position and value to the Company and its subsidiaries. The 1994 Plan was created to promote the interests of the Company by providing incentives to officers and employees of the Company and its subsidiaries, to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company, and thus, more closely link the interests of such officers and employees to the interests of the Company's stockholders.

   Subject to adjustment in certain circumstances as discussed below, the 1994 Plan authorizes up to 1,000,000 shares of Common Stock for issuance pursuant to the terms of the 1994 Plan. If and to the extent options granted under the 1994 Plan terminate, expire or are canceled without being exercised, or if any shares of restricted stock are forfeited, the shares subject to such option or award again will be available for purposes of the 1994 Plan.

   Administration of the 1994 Plan. The 1994 Plan, as proposed to be amended, is administered and interpreted by the H.R. Committee, which consists of not less than three persons appointed by the board of directors from among its members, all of whom are "disinterested persons" as defined by Rule 16b-3 under the Exchange Act and all of whom are "outside directors" as defined under section 162(m) of the Code and related Treasury regulations. After receiving recommendations from management of the Company, the H.R. Committee has the sole authority to determine (i) the employees to whom stock options and/or SARs and/or restricted stock grants (collectively, "Grants") are to be granted under the 1994 Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants are to be made and the duration of the exercise or restriction period, (iv) any restriction on resale applicable to the shares to be issued or transferred pursuant to the Grant and (v) any other matters arising under the 1994 Plan.

   Grants. All Grants are subject to the terms and conditions set forth in the 1994 Plan and to those other terms and conditions consistent with the 1994 Plan as the H.R. Committee deems appropriate and as are specified in writing (the "Grant Instrument") by the H.R. Committee to the designated individual. Grants under any section of the 1994 Plan need not be uniform as among the designated individuals receiving the same type of Grant.

   Eligibility for Participation. Officers and other employees of the Company and its subsidiaries are eligible to participate in the 1994 Plan ("Eligible Participants"). The H.R. Committee may, in its discretion, select the persons to receive Grants ("Grantees") from among the Eligible Participants and determine the number of shares of Common Stock subject to a particular Grant. The H.R. Committee may base its decision on the recommendations from the management of the Company or on such other factors as it shall deem appropriate. The number of Grantees may vary from year to year. As of March 11, 1996, the Company employed approximately 2,743 individuals who were eligible to participate in the 1994 Plan. As of February 21, 1996, incentive stock options to purchase 672,000 shares of Common Stock have been granted under the 1994 Plan but not exercised.

   Pursuant to the proposed amendment to the 1994 Plan, no individual may receive Grants for more than 50% of the number of shares of Common Stock available for issuance under the 1994 Plan.

   Stock Options. The H.R. Committee may grant options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code, or so-called "non-qualified stock options" that are not intended to so qualify ("NQSOs"), in accordance with the terms and conditions set forth in the 1994 Plan, or any combination of ISOs or NQSOs (collectively, "Stock Options").

   The option price per share of an ISO is the fair market value of a share of Common Stock on the date of Grant. However, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the option price per share of an ISO must be at least 110% of the fair market value of a share of Common Stock on the date of Grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of Grant, with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year exceeds $100,000, such ISOs shall be treated as NQSOs. The option price per share of an NQSO is determined by the H.R. Committee, at its discretion, but unless approved by the board of directors of the Company, such option price cannot be less than the book value of a share of Common Stock on the date of Grant. The measure for fair market value is the closing price of the Common Stock on the New York Stock Exchange on the last day that the Common Stock was traded immediately preceding the date of Grant. The fair market value of the Common Stock on March 11, 1996 was $21.50 per share.

   The H.R. Committee determines the term of each Stock Option; provided, however, that in no event can such term exceed ten years from the date of Grant, and, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, such term may not exceed five years from the date of Grant. The vesting period for Stock Options commences on the date of Grant and ends on such date as is determined by the H.R. Committee, in its sole discretion, which is specified in the Grant Instrument. A Grantee may exercise a Stock Option by delivering notice of exercise to the Secretary of the Company with accompanying payment of the option price. The 1994 Plan, as amended, provides that the Grantee may pay the option price (i) in cash, (ii) with the consent of the H.R. Committee, in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price, (iii) with the consent of the H.R Committee, in its sole discretion, with the proceeds of a promissory note payable by the Grantee to the Company and issued pursuant to a loan program to be established by the H.R. Committee and bearing interest at a rate not less than the applicable federal rate prescribed by section 1274 of the Code, or (iv) with a combination of (i), (ii) or (iii). The Grantee must pay, at the time of exercise, the option price and the amount of any federal, state or local withholding tax due in connection with such Stock Option exercise. Shares of Common Stock are not to be issued or transferred upon any purported exercise of the Stock Option until the option price and the withholding obligation are fully paid.

   Restricted Stock Grants. The H.R. Committee may issue or transfer shares of Common Stock under a Grant (a "Restricted Stock Grant") pursuant to the 1994 Plan. Shares of Common Stock issued pursuant to a Restricted Stock Grant are issued for or in consideration of cash or services rendered having a value, as determined by the H.R. Committee, at least equal to the par value thereof. The Grant Instrument may provide for a period during which the Grant will remain subject to certain restrictions including restrictions on transferability (the "Restriction Period"). During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies, except to a successor grantee in the event of the Grantee's death. If a Grantee's employment terminates during the Restriction Period, the Restricted Stock Grant terminates with respect to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the H.R. Committee may determine as to any or all Restricted Grants that all restrictions will lapse under such other circumstances as it deems appropriate.

   Stock Appreciation Rights. The H.R. Committee may grant SARs to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option. In the case of a NQSO, such rights may be granted either at or after the time the Stock Option is granted. In the case of an ISO, such rights may be granted only at the time the Stock Option is granted. The SARs granted to a Grantee which are exercisable during any given period of time may not exceed the number of shares of Common Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon a Grantee's exercise of some or all of his SARs, the Grantee receives in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof, as determined by the H.R. Committee. The stock appreciation for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock on the date of exercise of the SAR. The 1994 Plan provides that the exercise price of an SAR is (i) the option price of the related Stock Option or (ii) the fair market value of a share of Common Stock as of the date of grant of such SAR, if the SAR is granted after the Stock Option and the option price under (i) would result in the disallowance of the Company's expense deduction upon exercise of the SAR under Section 162(m) of the Code. An SAR is exercisable only during the period when the Stock Option to which it relates is also exercisable. No SAR may be exercised, in whole or in part, by any person who is subject to Section 16 of the Exchange Act except in accordance with Rule 16b-3(e) under the Exchange Act. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by such Stock Option terminate. Upon the exercise of SARs, the related Stock Option terminates to the extent of an equal number of shares of Common Stock.

   Amendment and Termination of the 1994 Plan. The board of directors of the Company may amend or terminate the 1994 Plan at any time; provided, however, that any amendment that materially increases the benefits accruing to Eligible Participants under the 1994 Plan, increases the aggregate number of shares of Common Stock that may be issued or transferred under the 1994 Plan, increases the maximum number of shares of Common Stock for which any Grantee may be granted options under the 1994 Plan, materially modifies the requirements as to eligibility for participation or modifies the provisions for determining fair market value of a share of Common Stock will be subject to approval by the stockholders of the Company and approval by the H.R. Committee. The 1994 Plan will terminate on November 15, 2004 unless terminated earlier by the board of directors of the Company although options granted under the 1994 Plan prior to its termination will remain outstanding until exercised or the end of the term of such options.

   Amendment and Termination of Outstanding Grants. A termination or amendment of the 1994 Plan that occurs after a Grant is made will not result in the termination or amendment of the Grant unless the Grantee consents; provided, however, that the H.R. Committee may (i) revoke any Grant if it is contrary to applicable law or (ii) modify any Grant to bring it into compliance with any then applicable government regulation. The termination of the 1994 Plan will not impair the power and authority of the H.R. Committee with respect to outstanding Grants.

   Certain Corporate Changes. If the Company sells all or substantially all its assets, is dissolved or liquidated or is not the surviving corporation in a merger or consolidation, then, at least ten days prior to such event, the Company must give each Grantee with outstanding Grants notice of such event and must indicate in such notice one of the following determinations made in the exercise of the sole and absolute discretion of the H.R. Committee, which determination is binding on the Grantee: (i) the Grantee will have the right within ten days after such notice is sent by the Company to exercise in full any installments of Grants not previously exercised (whether or not the right to exercise such installments has become vested), and any such installments not so exercised will thereafter lapse and be of no further force or effect;
(ii) the Grantee will receive new Grants in substitution for any outstanding Grants under the terms set forth in such notice; or (iii) any successor to the Company will assume any then unexpired Grants in accordance with their terms. The H.R. Committee, in its sole discretion, will determine the nature of the notice to such Grantees. If the Company is to be the surviving corporation in a merger or consolidation, then, the H.R. Committee may, in its sole discretion, give each Grantee with outstanding Grants written notice of such event. If such notice is given, each such Grantee will have the right to exercise in full any installments such of Grants not previously exercised (whether or not the right to exercise such installments has become vested), within ten days after such notice is sent by the Company. Any installments of such Grants not so exercised will thereafter lapse and be of no further force or effect.

   Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to Grants under the 1994 Plan. Grantees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

   There are no federal income tax consequences to Grantees or to the Company upon the grant of an NQSO under the 1994 Plan. Upon the exercise of NQSOs, Grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by exercise of an NQSO, a Grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO).

   A Grantee of an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares of Common Stock acquired upon exercise exceeds the Stock Option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A Grantee will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO provided that the Grantee does not dispose of such shares within two years from the date the ISO was granted and within one year after such shares were transferred to him. If the Grantee satisfies the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of the ISO. As a general rule, if a Grantee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Grantee held the shares prior to the disposition.

   A Grantee normally will not recognize taxable income upon the award of a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the Grantee or no longer subject to a "substantial risk of forfeiture" for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferrable or is no longer subject to a substantial risk of forfeiture, the Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time and the Company will be entitled to a deduction in the same amount. A Grantee may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time, determined without regard to the restrictions. In such event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes.

   The Grantee will not recognize any income upon the grant of an SAR. Upon the exercise of an SAR, the Grantee will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon such exercise, and the Company is entitled to a corresponding deduction, provided the Company complies with the applicable withholding requirements for federal tax purposes.

   Tax Withholding. The acceptance, exercise or surrender of a Grant will constitute a Grantee's full consent to whatever action the H.R. Committee deems necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the 1994 Plan. The Company may require Grantees who exercise NQSOs or who possess shares of Common Stock as to which the restrictions on transfer have lapsed to remit an amount sufficient to cover the Grantee's federal, state and local withholding tax obligations associated with the exercise of such Grants or lapse of restrictions on transfer. If acceptable to the H.R. Committee, Grantees may deliver Common Stock or cash in order to satisfy any such withholding obligations.

   Section 162(m) of the Code. The 1994 Plan, as proposed to be amended, is intended to qualify grants of Stock Options and SARs under the 1994 Plan as "performance-based compensation."

   Accounting Consequences. There is no charge to the income of the Company in connection with the grant or exercise of an option under the 1994 Plan as long as the exercise price is not below the market price on the date of grant. Earnings per share may be affected by the 1994 Plan by the effect on the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding shares of Common Stock. The earnings per share calculation reflects the potential dilutive effect, using the treasury stock method, assuming the exercise of outstanding stock options. At the time shares are actually issued as a result of the exercise of stock options, additional dilution of earnings per share could result.

   The fair market value on the date of a Restricted Stock Grant of the Common Stock issued pursuant to the Restricted Stock Grant will be charged to the income of the Company as a compensation expense. The compensation expense will be recognized for accounting purposes ratably over the vesting period, if any, set forth in the Restricted Stock Grant.

   The assumed value of an SAR (generally, the excess of the market value of the underlying shares over the option price at the end of each accounting period) is treated as compensation expense that is accrued over the period that the SAR is outstanding. Deferred tax expense may also be created if the related tax deduction occurs in a period later than the one in which the compensation expense is recognized for accounting purposes.

   No additional Grants would be received by or allocated to Eligible Participants as a result of the proposed amendment to the 1994 Plan. Future benefits to be received by or allocated to Eligible Participants pursuant to the 1994 Plan are not presently determinable and are subject to the discretion of the H.R. Committee which selects Grantees from among the Eligible Participants and determines the number of shares of Common Stock subject to a particular Grant.

                          EXECUTIVE OFFICERS OF CSS

   Set forth below is certain information regarding each of the current executive officers of CSS. See "ELECTION OF DIRECTORS" for further information about Messrs. Farber, Dubin, Baxter and Bromley. Executive officers of CSS are elected annually by the board of directors to serve in their respective capacities until their successors are duly elected and qualified or until their earlier resignation or removal.

 Jack Farber  ............... Mr. Farber has been Chairman, President and Chief Executive Officer of CSS since
                              1979. Age: 62.

Stephen V. Dubin  ..........  Mr. Dubin has been Vice President, Secretary and General Counsel of CSS since 1978.
                              Age: 57.

James G. Baxter  ...........  Mr. Baxter has been President - Consumer Products Group of CSS since November 1995 and the Chief Financial Officer of CSS since 1986. From 1986 to November 1995 he was also Vice President - Finance of CSS. Age: 48.

Clifford E. Pietrafitta  ...  Mr. Pietrafitta has been Vice President - Finance of CSS since November 1995 and
                              Treasurer and Assistant Secretary of CSS since 1991. From 1989 to 1991 Mr. Pietrafitta was Director - Operational and Financial Controls with CSS. Age: 34.

James H. Bromley  ..........  Mr. Bromley has been President of Rapidforms, a subsidiary of CSS, since 1979 and its Chief Executive Officer since 1987. Age: 57.

Richard D. Barton  .........  Mr. Barton has been President of The Paper Magic Group, Inc. ("Paper Magic"), a
                              subsidiary of CSS, since 1993. Since 1994 he has also served as Chief Executive
                              Officer of Paper Magic. From 1991 to 1993 Mr. Barton was Senior Vice President of
                              Newsbank, Inc., a private publisher of newspaper reference information on computer platforms. From 1990 to 1991 he was President of Hach Associates, a private supplier of educational products. Age: 48.

Marc A. English  ...........  Mr. English has been President and Chief Executive Officer of Cleo Inc. ("Cleo"),
                              a subsidiary of CSS, since CSS acquired Cleo in November 1995. From June 1994 to
                              November 1995 he was Senior Vice President of Marketing for Cleo. From 1990 to June
                              1994 he was Senior Vice President of Marketing and Sales of CPS Corp., a manufacturer and distributor of seasonal gift wrap. Age: 43.

John A. Pinti  .............  Mr. Pinti has been President and Chief Executive Officer of Berwick Industries,
                              Inc. ("Berwick"), a subsidiary of CSS, since 1992. From 1990 to 1992 he was a Director of Business Reorganization Services with Coopers & Lybrand. Age: 52.

                            EXECUTIVE COMPENSATION

   The following table sets forth the total compensation of the chief executive officer and the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company or its subsidiaries for the fiscal year ended December 31, 1995, as well as the total compensation earned by each such individual for the Company's two previous fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                 Long Term
                                       Annual Compensation     Compensation
                                     ----------------------    --------------
           Name                                                 Securities
            and                                                 Underlying        All Other
         Principal                                                Options       Compensation(1)
         Position             Year    Salary($)    Bonus($)         (#)              ($)
 -------------------------   ------   ---------    ---------   --------------   ---------------
Jack Farber                   1995     337,000     380,160           0              64,258(2)
   Chairman President and     1994     327,000     222,726           0              62,063(2)
   Chief Executive Officer    1993     320,000     283,000           0              67,268(2)
   of the Company

James G. Baxter               1995     203,000     275,420        35,000            16,942
   President -                1994     192,000     135,355        10,000            24,397
   Consumer Products          1993     183,000     148,000        30,000(4)         24,310
   Group and Chief
   Financial Officer
   of the Company

John A. Pinti(3)              1995     300,000     150,000           0               7,653
   President and Chief        1994     280,771     150,000        40,000             7,090
   Executive Officer of       1993     178,943        0              0                 0
   Berwick

Stephen V. Dubin              1995     211,000     179,580        25,000            16,942
   Vice President,            1994     205,000      97,548        10,000            24,397
   Secretary                  1993     200,000     116,000        30,000(4)         24,310
   and General Counsel of
   the Company

Richard D. Barton             1995     205,021     102,841           0               7,500
   President and              1994     185,614        0           45,000             6,899
   Chief Executive Officer    1993      80,789      17,000           0                 0
   of Paper Magic

------
(1) All of the operating subsidiaries have qualified profit sharing plans providing for discretionary contributions by such companies related to their financial performance. In addition, corporate level officers of the Company participate in the Rapidforms, Inc. Profit Sharing Plan. In general, contributions to the profit sharing plans are based upon a percentage, determined by the board of directors of the applicable company, of the participant's compensation, not exceeding the applicable Internal Revenue Code maximum contribution base. Contributions vest under specified schedules requiring from six to seven years of service, and are paid to participants, along with earnings thereon, upon retirement or other separation from service or, in the case of one such plan, certain other events. The Company established an unfunded non-qualified Supplemental Executive Retirement Plan (the "SERP") effective January 25, 1994 to provide all corporate level officers of the Company (except Mr. Farber who has entered into the deferred compensation arrangements referred to below) additional retirement benefits. In addition, the Company has entered into supplemental retirement agreements with Messrs.

    Baxter and Dubin to provide them with certain deferred benefits upon death or retirement in addition to certain benefits in the SERP. See "Supplemental Executive Retirement Benefits" below. The amounts shown in this column represent, for all of the years indicated, the contributions by the applicable company to a profit sharing plan and the SERP in respect of the named person, and, in the case of Mr. Farber, to a profit sharing plan plus the deferred compensation arrangement referred to below.

(2) Mr. Farber, as a result of being ineligible to participate in the profit sharing plan for employees of the Company, entered into a deferred compensation agreement with Philadelphia Industries, Inc. ("PII"), which was merged with and into the Company on January 21, 1993. This agreement was assumed by CSS and provides, upon retirement or other separation from service, the same benefits as participation in the profit sharing plan and the SERP for the Company's corporate level officers would have provided. In 1993, Mr. Farber became eligible to and did participate in the Rapidforms, Inc. Profit Sharing Plan. Mr. Farber was also provided with additional benefits under the deferred compensation agreement for earnings in excess of the applicable maximum contribution base under the Rapidforms, Inc. Profit Sharing Plan. The obligation to Mr. Farber under the deferred compensation agreement has been accrued on the books of the Company and represents an unsecured debt of the Company. The amounts shown in this column represent, for all of the years indicated, the amount charged to CSS or PII in respect of any profit sharing plan and the deferred compensation agreement.

(3) In connection with the acquisition of Berwick by the Company in May 1993, the Company assumed an employment agreement between Mr. Pinti and Berwick, as amended in May 1993. Under the provisions of the employment agreement, Mr. Pinti serves as President and Chief Executive Officer of Berwick and will receive $300,000 base salary per annum in 1996. Due to automatic renewal provisions, the employment agreement now expires January 31, 1997, unless further extended.

(4) The securities indicated have been adjusted to reflect the effect of a two-for-one stock split in August 1993.

   No individual named above received perquisites or non-cash compensation during the years indicated exceeding the lesser of $50,000 or an amount equal to 10% of such person's salary and bonus.

   The following table sets forth certain information regarding options granted by the Company or its subsidiaries to the chief executive officer and four other most highly compensated executive officers of the Company during the fiscal year ended December 31, 1995.

                              OPTION GRANT TABLE

                                           Individual Grants
                      -----------------------------------------------------------  Potential Realizable
                       Number of       Percent of                                   Value at Assumed
                      Securities     Total Options                                Annual Rates of Stock
                       Underlying      Granted         Exercise                   Price Appreciation for
                        Options       Under Plan       or Base                       Option Term(2)
                      Granted(1)      in Fiscal        Price        Expiration    ----------------------
     Name                 (#)            Year          ($/Sh)          Date         5%($)       10%($)
     ----             ----------   ---------------    ----------   ------------   ---------   ---------
Jack Farber  ......       0              --              --             --            --          --
James G. Baxter  ..    35,000            15.4%          16.00        1/23/00       154,718     341,886
John A. Pinti  ....       0              --              --             --            --          --
Stephen V. Dubin  .    25,000            11.0%          16.00        1/23/00       110,513     244,204
Richard D. Barton .       0              --              --             --            --          --

------
(1) The options indicated were granted under the 1994 Plan. Such options may not be exercised during the first year after their grant and thereafter may be exercised in installments to the extent of 25% of the number of shares covered during the second year and to the extent of an additional 25% of the number of shares covered during each of the next three subsequent years. However, the H.R. Committee may accelerate the period over which the options become exercisable. Such options are not exercisable after the expiration of five years from the date of option grant. See "Approval of Amendment to the 1994 Equity Compensation Plan" for a description of the 1994 Plan.

(2) The dollar amounts under these columns are the result of the 5% and 10% rates set by the rules promulgated by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the stock price of the Company. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. There can be no assurance that the dollar amounts reflected in these columns will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions, as well as the executive officer's continued employment through the vesting period.

   The table below sets forth certain information regarding options exercised during the fiscal year ended December 31, 1995 and the value of unexercised options at December 31, 1995 held by the five most highly compensated executive officers of the Company.

                            OPTION EXERCISE TABLE

                                                           Number of Securities
                                                          Underlying Unexercised             Value of Unexercised
                                                                Options at                   In-the-Money Options
                         Shares                          December 31, 1995 (#)(2)          at December 31, 1995 ($)
                       Acquired on       Value       --------------------------------  --------------------------------
      Name            Exercise (#)(1) Realized ($)   Exercisable     Unexercisable      Exercisable     Unexercisable
      ----            --------------- ------------   -----------     -------------     -------------   ----------------
Jack Farber  ......         0              --            --               --                  --               --
James G. Baxter  ..      40,000         540,000        47,500            67,500            305,938           387,188
John A. Pinti  ....         0              --          10,000            30,000             40,000           120,000
Stephen V. Dubin  .      20,000         267,500        47,500            57,500            305,938           327,188
Richard D. Barton .         0              --          11,250            33,750             67,500           202,500

------
(1) Options exercised relate to options to acquire Common Stock granted under the 1985 Plan, as adjusted to reflect the effect of the Stock Split in August 1993.

(2) Includes exercisable and unexercisable options to acquire Common Stock granted under the 1985 Plan, as adjusted to reflect the effect of the Stock Split in August 1993, and under the 1994 Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS

   Under applicable provisions of the Code, the Company is required to disregard an employee's annual compensation in excess of a specified dollar amount (subject to cost of living adjustments) in determining the profit-sharing plan contribution the Company makes on behalf of such employee under the Rapidforms, Inc. Profit Sharing Plan (the "Profit Sharing Plan"). The Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") reduced this compensation limit from $235,840 in 1993 to $150,000 in 1994 and such limit remained at $150,000 in 1995. The Company established the SERP to provide additional retirement benefits to corporate level officers without regard to the compensation limit specified by the Internal Revenue Service.

   Under the SERP, all corporate level officers of the Company (except Mr. Farber) are entitled to have an amount credited for their benefit on the books of the Company equal to the difference between the amount that would have been contributed on the officer's behalf under the Profit Sharing Plan prior to OBRA '93 (calculated by using the percentage of compensation contributed for the year and the compensation limit prior to OBRA '93) and the amount that actually was contributed to the Profit Sharing Plan for the year on behalf of such officer. These amounts are adjusted to reflect earnings and losses based on the investment performance of the Profit Sharing Plan as if such amounts had been contributed to the Profit Sharing Plan at the time they were credited and were invested in the same manner as the employee's account under the Profit Sharing Plan. All amounts payable by the Company to any officer for whose benefit amounts have been credited represent an unsecured debt of the Company.

   Under agreements dated March 3, 1993, Messrs. Baxter and Dubin are eligible for certain unfunded non-qualified annual retirement benefits and death benefits which are in addition to the benefits to which they may be entitled under the Profit Sharing Plan and the SERP. Although the Company has no obligation to fund the benefits provided by those agreements, the Company has purchased life insurance policies to provide funding for such benefits. These additional retirement benefits are intended to compensate Messrs.
Baxter and Dubin for the loss of benefits under the Profit Sharing Plan by reason of the pre-OBRA '93 limitations on the amount of compensation that may be considered in calculating contributions under the Profit Sharing Plan. Benefits are payable upon termination of active employment and are reduced if such termination occurs prior to age 65. A pre-retirement death benefit is also available under these agreements. The annual retirement benefit is a fixed annual payment for fifteen years. Assuming that Messrs. Baxter and Dubin continue employment with the Company until age 65, their annual benefits will be $130,987 and $58,123, respectively.

                       HUMAN RESOURCES COMMITTEE REPORT

   The H.R. Committee is comprised of three non-employee directors. Under its supervision, compensation policies, plans and programs have been developed and implemented which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's senior management with those of its stockholders. The H.R. Committee also is responsible for the administration of grants that have been made under the 1985 Plan and administers and makes grants under the 1994 Plan. In furtherance of these goals, annual and longer term incentive compensation is provided to attract and retain senior management of outstanding abilities and to motivate them to perform to the full extent of their abilities.

   The Company's compensation program for senior management is comprised of base salary, annual performance bonuses, longer term incentive compensation in the form of Stock Options, Restricted Stock Grants and SARs, benefits available generally to the Company's employees (including retirement benefits under profit sharing plans), and supplemental retirement plans or deferred compensation agreements to provide benefits in excess of those permitted to be paid under the profit sharing plans because of annual Internal Revenue Code contribution limitations. The "at risk" portion of the compensation program is significant relative to overall compensation.

   Base salary levels for the Company's executive officers are set generally to be competitive with other companies of comparable size and geographic location, taking into consideration the position's complexity, responsibility and need for special expertise. Individual salaries also take into account individual experience and performance. The H.R. Committee establishes salary levels for corporate level officers, while salary levels for the chief executive officers of the Company's principal operating subsidiaries other than Rapidforms are established by the executive committee of the boards of such subsidiaries, which consist of the chief executive officer of the Company, the chief financial officer of the Company and the chief executive officer of the respective operating subsidiary. The salary level for the chief executive officer of Rapidforms is set by the executive compensation committee of the board of Rapidforms, which consists of the chief executive officer of the Company and the chief executive officer of Rapidforms. The salary levels for the chief executive officers of the principal operating subsidiaries are subject to periodic review by the H.R. Committee.

   Annual incentive compensation is based upon the achievement of certain threshold and target levels of earnings by the operating subsidiaries, the achievement of a target level of fully diluted earnings per share of Common Stock by the Company for corporate level executive officers, and the attainment of specifically defined individual goals and objectives. At the beginning of each year, performance goals are established for Rapidforms by the executive compensation committee of the board of Rapidforms and for Berwick, Paper Magic and Cleo by the executive committee of the respective boards of such subsidiaries (to be used in determining annual performance bonuses for the officers of each such subsidiary) and for the Company as a whole by the H.R. Committee (to be used in determining annual performance bonuses for corporate level officers). The formulae permit the executive compensation committee of the board of Rapidforms, the executive committee of the boards of the other three principal operating subsidiaries or the H.R. Committee, as applicable, discretion in determining the size of the bonus pool, subject to certain parameters based upon the achievement of the performance goals, and discretion in allocating the bonus pool among participants.

   During each fiscal year, the H.R. Committee has considered the desirability of granting to officers and other employees of the Company and the Company's principal operating subsidiaries stock options, restricted stock grants and stock appreciation rights under the 1994 Plan. The objective of the 1994 Plan is to align senior management and stockholder long-term interests by creating a strong and direct link between the executive's accumulation of wealth and stockholder return and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock. In furtherance of this goal, the stock options and restricted stock grants made under the 1994 Plan are not registered with the

Securities and Exchange Commission, although shares of restricted stock may be used, upon exercise of stock options, to pay the exercise price of the stock options. Individual grants of stock options under the 1994 Plan are based upon individual performance. The H.R. Committee believes that its past grants of stock options have successfully focused the Company's executive officers and other members of senior management on building profitability and shareholder value.

   Section 162(m) of the Code limits the deduction that may be claimed by a "public company" for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers except to the extent that any compensation in excess of $1 million qualifies as "performance-based compensation." This provision became effective January 1, 1994 with respect to the Company. Subject to stockholder approval of the proposed amendment to the 1994 Plan, grants of Stock Options and SARs made under the 1994 Plan will qualify as "performance-based compensation."

   In determining the compensation of Mr. Farber, the H.R. Committee has taken into consideration pay levels of chief executive officers of other companies of comparable size, his contributions to the profitable growth and increased return on equity of the Company over the past several years and Mr. Farber's overall management strengths and business acumen. The fully diluted earnings per share of Common Stock has increased at a compound rate of 18% over the last year (27% excluding the impact of Cleo which was acquired in November 1995), 11% over the last two years and 14% over the last five years. The return to stockholders as measured by the December 31 closing price of the Common Stock has increased 28% in 1995, increased at a 3% compound annual rate for the two years ended December 31, 1995 and increased at a 17% compound annual rate for the five years ended December 31, 1995. Mr. Farber's total annual compensation increased 29%, 8% and 8%, respectively, over the same periods.

                                          HUMAN RESOURCES COMMITTEE
                                          James E. Ksansnak, Chairman
                                          Willard M. Bright
                                          William C. Warren

PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholders' return on Common Stock for the period from January 1, 1991 through December 31, 1995, with (i) the cumulative total return on the Standard and Poors 500 ("S&P 500") Index and (ii) the Standard and Poors Conglomerate ("S&P Conglomerate") Index over the same period (assuming the investment of $100 in Common Stock, S&P 500 Index and S&P Conglomerate Index on January 1, 1991 and reinvestment of all dividends).

                COMPARISION OF FIVE-YEAR CUMULATIVE TOTAL RETURN


    250 |------------------------------------------------------------------|
        |                                                                  |
        |                                                              *&# |
        |                                                                  |
    200 |-------------------------------------*----------------------------|
        |                                     #                            |
        |                                                 *#               |
        |                                     &           &                |
    150 |-------------------------*----------------------------------------|
        |                         &                                        |
        |               *&        #                                        |
        |                                                                  |
    100 |---*&#---------#--------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
      50|----|----------|---------|-----------|-----------|-----------|----|
            1990       1991      1992        1993        1994        1995

* = CSS INDS INC            & = S & P 500           # = S & P Conglomerates

Z-TRAC - ZACKS TOTAL RETURN ANNUAL COMPARISON - PAGE 1
------------------------------------------------------------------------------
PREPARED FOR -------------------------: CSS INDS INC
PREPARED ON --------------------------: JANUARY 16, 1996
5 YEAR CUMULATIVE TOTAL RETURN SUMMARY
------------------------------------------------------------------------------
                         STARTING
                           BASIS
DESCRIPTION                1990      1991     1992     1993     1994     1995
-------------------------------------------------------------------------------
CSS INDS INC (%)                     28.05    15.24    36.36   -16.36    27.54
CSS INDS INC ($)         $100.00   $128.05  $147.56  $201.22  $168.29  $214.63

S & P 500 (%)                        30.47     7.62    10.08     1.32    37.20
S & P 500 ($)            $100.00   $130.47  $140.41  $154.56  $156.60  $214.86

S & P Conglomerates (%)               8.40    23.25    32.53    -5.11    29.87
S & P Conglomerates ($)  $100.00   $108.40  $133.61  $177.07  $168.03  $218.22

NOTE: Data complete through last fiscal year.

NOTE: Corporate Performance Graph with peer group uses peer group only performance (excludes your company).

NOTE: Peer group indices use beginning of period market capitalization weighting.

                             CERTAIN TRANSACTIONS

   In October 1995, the Company loaned James G. Baxter, a director and executive officer of the Company $180,000 at an interest rate of 6% per annum payable on demand and secured by a pledge of 7,942 shares of Common Stock of the Company owned by Mr. Baxter. The proceeds of the loan were used to pay taxes related to the exercise of stock options granted to Mr. Baxter under the 1985 Plan which were expiring in November 1995. On March 1, 1996, Mr. Baxter repaid $70,000 of this loan.

                      PROPOSALS FOR 1997 ANNUAL MEETING

   Consideration of certain matters is required at the annual meeting of stockholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, stockholders may present resolutions that are proper subjects for inclusion in the proxy statement and for consideration at the annual meeting by submitting their proposals to the Company on a timely basis. In order to be included for the 1997 annual meeting, resolutions must be received by November 28, 1996 and addressed to the Company's Secretary at the address set forth on the cover page of this proxy statement.

                                          CSS INDUSTRIES, INC.



                                          By: Stephen V. Dubin,
                                             Secretary

Philadelphia, Pennsylvania
March 28, 1996

         THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             CSS INDUSTRIES, INC.

   The undersigned hereby appoints Jack Farber, Leonard E. Grossman and Michael L. Sanyour, and each of them acting singly, proxies of the undersigned stockholder with full power of substitution to each of them, to vote all shares of Common Stock of CSS Industries, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Locust Club of Philadelphia, 1614 Locust Street, Philadelphia, PA 19103, on Tuesday, May 7, 1996, at 11:00 a.m. (local time) and any adjournments thereof.

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the holders of this Proxy upon such other matters as may properly come before the annual meeting or any adjournments thereof. With respect to the election of directors, where a box is not completed, this Proxy will be voted "FOR ALL NOMINEES."

         THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND
          DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY
                          IN THE ENCLOSED ENVELOPE.

                           o FOLD AND DETACH HERE o





                        ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                             CSS INDUSTRIES, INC.

                       TUESDAY, MAY 7, 1996; 11:00 A.M.

                       THE LOCUST CLUB OF PHILADELPHIA
                              1614 LOCUST STREET
                          PHILADELPHIA, PENNSYLVANIA


===============================================================================

                                    AGENDA

1.    Declaration of quorum.
2.    Proof of Notice of Meeting.
3.    Reading of the Minutes of the Annual Meeting of Stockholders held on
      May 2, 1995 or waiver thereof.
4.    Introduction of representative of independent public accountants -
      Arthur Andersen LLP.
5.    Nomination and election of Directors.
6.    Consideration of 1995 Stock Option Plan for Non-Employee Directors.
7.    Consideration of Amendment to 1994 Equity Compensation Plan.
8.    Presiding Officer's remarks.
9.    Stockholders' questions and responses.
10.   Adjournment.
===============================================================================

                                                      Please mark
                                                      your votes as    /X/
                                                      indicated in
                                                      this example

Election of the following                        FOR ALL     AUTHORITY WITHHELD
nominees as Directors:                           NOMINEES     FOR ALL NOMINEES
James G. Baxter,        Richard G. Gilmore,
Willard M. Bright,      Leonard E. Grossman,      / /              / /
James H. Bromley,       James E. Ksansnak,
John R. Bunting, Jr.,   Michael L. Sanyour,
Stephen V. Dubin,       William C. Warren.
Jack Farber,

The Board of Directors recommends a vote "FOR ALL NOMINEES."

Authority withheld for the following only:
(write the name(s) of the nominee(s) on the line below)

-------------------------------------------------------
                                                 FOR     AGAINST      ABSTAIN

Approval of 1995 Stock Option                    / /       / /          / /
Plan for Non-Employee Directors

The Board of Directors recommends a vote FOR the proposal.



                                                 FOR     AGAINST      ABSTAIN
Approval of an Amendment to 1994                 / /       / /          / /
Equity Compensation Plan

The Board of Directors recommends a vote FOR the proposal.

Signature(s)                                               Date
            -----------------------------------------------    ----------------
(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed postpaid envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, and indicate title as duly authorized officer.)

                           o FOLD AND DETACH HERE o

                                                                    APPENDIX A

                                AMENDMENT 1995-1
                           TO THE CSS INDUSTRIES, INC.
                            EQUITY COMPENSATION PLAN


                  1. Section 1 of the Plan is amended by adding the following clause to the end of the first sentence thereof:

                  "and all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations."

                  2. Section 3 of the Plan is amended by adding a sentence after the first sentence to read, in its entirety, as follows:

                  "The maximum aggregate number of shares of Company Stock that shall be subject to options or restricted stock grants under the Plan to any single individual shall be 50% of the aggregate number of shares specified in the preceding sentence."

                  3. Section 5(g) of the Plan is amended to read, in its entirety, as follows:

                  (g) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date immediately preceding the date of exercise equal to the option price (iii) with the consent of the Committee in its sole discretion, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a Loan Program established by the Company, or any successor program as in effect from time to time, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the Loan Program or (iv) through any combination of (i), (ii) or (iii). The Optionee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid.

                  4. This Amendment 1995-1 shall be effective as of January 23, 1996, with respect to all options granted after such date; provided, however, that if stockholder approval is not obtained within twelve months of adoption of this Amendment, this Amendment shall be null and void. Except to the extent amended herein, the Plan shall remain unchanged and shall remain in full force and effect. The Committee may, in its discretion, incorporate this Amendment 1995-1 in an Amended and Restated CSS Industries, Inc. Equity Compensation Plan without any further required approval.

                                                                    APPENDIX B

                              CSS INDUSTRIES, INC.

                             1995 STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS


1. Purpose. The purpose of this 1995 Stock Option Plan for Non-Employee Directors (the "Plan") of CSS Industries, Inc. (the "Company") is to increase the ownership interest in the Company of Non-Employee Directors whose services are considered essential to the Company's continued progress and to provide a further incentive to serve as a Director of the Company.

2. The Plan. The Plan shall consist of options to acquire Shares of the Common Stock of the Company, $.10 par value (the "Shares").

3. Administration. The Plan shall be administered by a Committee of the Board of Directors consisting of Directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; providing, however, that the Committee shall have no discretion with respect to the eligibility or selection of Directors to receive options under the Plan, the number of Shares subject to any such options, other than by reason of an adjustment pursuant to
Section 8 hereof, or the purchase price of options or the frequency of option grants thereunder, and provided further that the Committee shall not have the authority to take any action to make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

4. Participation in the Plan. Directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company shall be eligible to participate in the Plan ("Eligible Directors").

5. Shares Subject to the Plan. Subject to adjustment as provided in Section 8, an aggregate of Three Hundred Thousand (300,000) Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of an option may be made available from unissued Shares not reserved for any other purpose or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

6. Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

7. Terms, Conditions and Forms of Options. Each option granted under this Plan shall be evidenced by a written agreement with the Company in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                  (i) Option Grant Dates. Options to purchase 4,000 Shares (as adjusted pursuant to Section 8) shall be granted automatically to each Eligible Director on the last day that the Company's Shares are traded on the New York Stock Exchange or other national securities exchange upon which the shares are traded or if the Shares are not then listed on a national securities exchange and are not traded over-the-counter on the date of the last trade as reported by NASDAQ or, if not reported by NASDAQ, the last trade which was reported, in each November through 2000, except that any such grant shall be subject to and contingent upon approval of the Plan by the stockholders of the Company at the 1996 Annual Meeting of Stockholders.

                  (ii) Purchase Price. The purchase price of Shares upon exercise of an option shall be 100% of the fair market value of the Shares on the date of grant of an option; which shall be: (i) if the Shares are then listed on a national securities exchange, the closing price of the Shares on such date; provided, however, if on such date the Shares were traded on more than one national securities exchange, then the closing price on the exchange on which the greatest volume of Shares were traded on such day; (ii) if the Shares are not then listed on a national securities exchange and are traded over-the-counter, the last sale price of the Shares on such date as reported by NASDAQ or, if not reported by NASDAQ, the average of the closing bid and asked prices for the Shares on such date; and (iii) if the Shares are neither then listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee shall in good faith determine. If the Shares are then listed on a national securities exchange or are traded over-the-counter but are not traded on the date of grant, then the purchase price of such shares shall be the closing price on the last day prior thereto on which such Shares were traded.

                  (iii) Exercisability and Term of Options. Each option granted under the Plan will become exercisable and mature in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option granted under the Plan shall expire five years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

                  (iv) Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of death as set forth in Paragraph (v) hereof or by reason of such holders commencement of employment with the Company, the then outstanding options of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.

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                 (v) Death. In the event of the death of the holder of any
option, each of the then outstanding options of such holder will immediately mature in full and become exercisable by the holder's legal representative at any time within a period of six months after death, but in no event after the expiration date of the term of the option.

                  (vi) Payment. Options may be exercised only upon payment to the Company in full of the purchase price of the Shares to be delivered. Such payment shall be made (a) in cash or check at the time of purchase, (b) by delivering Shares already owned by the holder and having a fair market value (as defined in Section 7(ii)) on the date immediately preceding the date of exercise equal to the option price, or a combination of (a) and (b). Notwithstanding the foregoing, the Committee reserves the right not to permit such payment to be made by delivering Shares already owned by the holder if it determines that the same would not be in the best interests of the Company.

8. Adjustment upon Changes in Shares; Acceleration and Cancellation of Options.

                  (i) In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of Shares, the Committee may determine the appropriate adjustments, if any, to the number and class of Shares available for issuance upon the exercise of options granted under the Plan, the number and class of Shares and the exercise price per Share set forth in any option theretofore granted.

                  (ii) In the event of (a) the disposition of all or substantially all of the assets of the Company, (b) the dissolution of the Company, (c) the merger or consolidation of the Company with or into any other entity or the merger or consolidation of any other entity into the Company in each case whereby the Company is not the surviving entity, or (d) the making of a tender offer or exchange offer to purchase all or substantially all of the Shares of the Company, all outstanding options awarded under the Plan shall become exercisable in full immediately prior to such event and such options shall be canceled by the Company, which shall remit to each Eligible Director a cash payment equal to the difference between (y) the aggregate fair market value of all Shares subject to the unexercised portion of such options less (z) the aggregate exercise price of such unexercised options above.

9. Options Non-Assignable and Non-Transferable. Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

10. Limitations of Rights.

         (i) No Right to Continue as a Director. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.

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         (ii) No Stockholders' Rights for Holders of Options. A holder of options shall have no rights as a stockholder with respect to the Shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for any cash dividend distributions for which the record date is prior to the date such certificate is issued.

11. Effective Date and Duration of Plan. The Plan is effective upon its adoption by the Board of Directors, subject to approval by the stockholders of the Company at the 1996 Annual Meeting of Stockholders. The period during which option grants shall be made under the Plan shall terminate on December 31, 2000 (unless the Plan is extended or is terminated on an earlier date by action of the stockholders), but such termination shall not affect the terms of any then outstanding options.

12. Amendment, Suspension or Termination of the Plan. Subject to the limitations described in this Section, the Committee may amend, suspend or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Directors who hold outstanding options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall be obtained in the manner required therein. Amendments to Sections 4 and 7(i) and (ii) shall not be effected more than once every six months, unless such amendments are implemented to comport with changes in the Code or regulations thereunder.

13. Notice. Any notice to the Company required by any of the provisions of this Plan shall be in writing and addressed to the Secretary of the Company at the Company's then Executive Offices and shall become effective when it is received.

14. Use of Proceeds. Proceeds from the sale of Shares pursuant to options granted under the Plan shall constitute general funds of the Company.

15. No Fractional Shares. No fractional Shares shall be issued pursuant to options granted hereunder.

16. Expenses of the Plan. All of the expenses of administering the Plan shall be paid by the Company.

17. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or any certificate for Shares to be delivered pursuant to the exercise of an option unless and until the Company is advised by its counsel that the issuance and delivery of such certificate is in compliance with all applicable laws, regulations or governmental authority and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of any such certificate to comply with any such law, regulations or requirement. The Committee may require, as a condition of the issuance and delivery of any such certificate and in order to insure compliance with such laws, regulations and requirements, such representations as the Committee, in its sole discretion, deems necessary or desirable. Each option shall be subject to the further requirement that if at any time the Committee shall determine in its discretion that the listing or qualification of the Shares subject to such option, is required under any securities exchange or association requirements or under any applicable law, or that the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

18. Governing Law. Except to the extent pre-empted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

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